UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2005
GTx, Inc.
(Exact name of registrant as specified in its charter)

Delaware	005-79588	62-1715807
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
3 N. Dunlap Street
3rd Floor, Van Vleet Building
Memphis, Tennessee 38163
(901) 523-9700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

ITEM 8.01 Other Events.
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURE
EX-99.1 PRESS RELEASE

ITEM 8.01 Other Events.
     On October 19, 2005, GTx, Inc. announced it has attained its enrollment goal in its pivotal Phase III clinical trial for the use of ACAPODENE (toremifene citrate) 80 mg for the treatment of the serious side effects of androgen deprivation therapy (ADT) for men with advanced prostate cancer
     The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on
Form 8-K.
ITEM 9.01 Financial Statements and Exhibits.
     (c) Exhibits

Exhibit
Number	Description
99.1	Press Release issued by GTx, Inc. dated October 19, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.
Date: October 19, 2005	By:	/s/ Henry P. Doggrell
		Name:	Henry P. Doggrell
		Title:	Vice President, General Counsel/Secretary